Exhibit 5.1

May 18, 2016

Tesla Motors, Inc.

3500 Deer Creek Road

Palo Alto, California 94304

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Tesla Motors, Inc., a Delaware corporation (the “Company”) in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), that is automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder. Pursuant to the Registration Statement, the Company is registering under the Act an indeterminate amount of the Company’s debt securities (the “Debt Securities”) and shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock” and such Common Stock issued and sold by the Company, the “Company Common Stock”). The Debt Securities and Company Common Stock are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”), and the supplements to the Prospectus (the “Prospectus Supplements”). The Registration Statement also relates to the proposed sale by the selling stockholders to be identified in the applicable Prospectus Supplement (“the Selling Stockholders”), from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the Prospectus and any Prospectus Supplement, of shares of Common Stock (the “Selling Stockholder Common Stock” and together with the Debt Securities and the Company Common Stock, the “Securities”).

The Debt Securities are to be issued pursuant to an indenture, dated May 22, 2013, which has been filed as an exhibit to the Registration Statement (the “Indenture”), entered into between the Company and U.S. Bank National Association, as trustee. The Indenture may be supplemented, as applicable, in connection with the issuance of each such series of Debt Securities, by a supplemental indenture or other appropriate action of the Company creating such series of Debt Securities. The Securities are to be sold pursuant to a purchase, underwriting, subscription or similar agreement approved by the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) in substantially the respective forms to be filed under a Current Report on Form 8-K. The Debt Securities are to be issued in the form included in the Indenture filed as an exhibit to the Registration Statement.

We have examined the Registration Statement, the Indenture and such other instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (v) that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (vi) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the

Tesla Motors, Inc.

May 18, 2016

Registration Statement and the applicable Prospectus Supplement; (vii) that a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company or the Selling Stockholders, as applicable, and the other parties thereto; (viii) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (ix) with respect to shares of Common Stock offered, that there will be sufficient shares of Common Stock authorized under the Company’s Certificate of Incorporation, as amended and/or restated from time to time, that are not otherwise reserved for issuance; and (x) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on such examination, we are of the opinion that:

1. With respect to Debt Securities to be issued under the Indenture, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (b) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the and the applicable definitive purchase, underwriting, subscription or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. With respect to shares of the Company Common Stock, when both: (a) the Board has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of Company Common Stock and related matters; and (b) certificates representing the shares of Company Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, subscription or similar agreement approved by the Board, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Company Common Stock will be validly issued, fully paid and nonassessable.

3. The shares of Selling Stockholder Common Stock have been duly authorized and are validly issued, fully paid and nonassessable; provided, however, with respect to those shares of Common Stock to be sold by certain Selling Stockholders that will be issued upon the exercise of vested options prior to such sale, such Common Stock will be validly issued, fully paid and nonassessable upon exercise and payment in compliance with the terms of the options pursuant to which such shares of Common Stock are to be issued.

Tesla Motors, Inc.

May 18, 2016

Our opinion that any document is legal, valid and binding is qualified as to:

(a)	limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)	rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)	general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We express no opinion as to the laws of any other jurisdiction, other than the Federal laws of the United States of America; the State of New York as to the enforceability of the Debt Securities; and the General Corporation Law of the State of Delaware (the “DGCL”).

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation